Exhibit 10.20

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of September 13, 2026 (the “Effective Date”), by and among ADARx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and AbbVie Inc. (the “Investor”).

RECITALS

WHEREAS, the Company is proposing to issue and sell to the Investor (the “Financing”) shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), pursuant to the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the shares of Common Stock are being offered to the Investor pursuant to a private placement exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, the Company initially filed a registration statement on Form S-1 (File No. 333-298782) with the Securities and Exchange Commission (the “SEC”) on September 4, 2026 (as amended from time to time, the “Registration Statement”) for the Company’s initial public offering of Common Stock (“IPO”).

WHEREAS, the closing of the Financing (the “Closing”) shall take place concurrently with the closing of the IPO and at a price per share equal to the IPO price per share that the Common Stock is sold to the public in the IPO (the “IPO Price” and such time, the “IPO Closing”), as set forth on the cover of the final prospectus filed with the SEC that forms part of the Registration Statement.

WHEREAS, in connection with the IPO, the Company shall enter into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Morgan Stanely & Co. LLC, TD Securities (USA) LLC, UBS Securities LLC and LifeSci Capital LLC, as representatives of the several underwriters named therein (the “Underwriters”).

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Stock.

1.1. Sale and Issuance of Stock. The Company agrees to issue and sell to the Investor, and the Investor agrees to purchase from the Company, at the IPO Price, such number of shares of Common Stock (collectively, the “Shares”) as is necessary such that, immediately following the IPO Closing and the Closing, the Investor Beneficially Owns approximately the percentage of the outstanding shares of Common Stock as set forth in Exhibit A(the “Target Percentage”); provided that in no event shall the Investor be required or permitted to purchase (a) any Shares to the extent that, immediately after giving effect to such purchase, the Investor would Beneficially Own more than the Target Percentage of the outstanding shares of Common Stock immediately following the Closing or (b) a number of Shares that would result in the Purchase Price (as defined below) exceeding the Maximum Amount set forth in Exhibit A. For clarity, if the number of Shares required for the Investor’s Beneficial Ownership to equal the Target Percentage would result in a Purchase Price exceeding the Maximum Amount, the Investor shall purchase the maximum number of Shares that may be purchased without the Purchase Price exceeding the Maximum Amount. For purposes of this Agreement, “Beneficially Own” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The number of Shares shall be calculated based on the number of shares of Common Stock outstanding immediately following the IPO Closing and the Closing, rounded down to the nearest whole share. As soon as practicable following the pricing of the IPO, and in any event no later than 5:00 p.m. Eastern Time on the Business Day prior to the Closing, the Company shall deliver to the Investor a written notice consisting of the number of Shares and the aggregate purchase price (which shall be equal to the total number of Shares to be purchased by the Investor, as calculated pursuant to the immediately preceding sentence, multiplied by the IPO Price, rounded up to the nearest two decimal points) payable by the Investor (the “Purchase Price”). Payment of Purchase Price shall be made at the Closing by wire transfer of immediately available funds to the account specified in writing by the Company to the Investor, subject to the satisfaction or waiver of the conditions set forth in this Agreement. Payment of the Purchase Price for the Shares shall be made against delivery to the Investor of the Shares, which Shares shall be uncertificated and shall be registered in the name of the Investor on the books of the Company by the Company’s transfer agent.

1.2. Closing. The Closing will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 4 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) concurrently with the IPO Closing. At the Closing, (i) the Company shall cause the Company’s transfer agent to deliver the Shares directly to the Investor registered in the name of the Investor, and (ii) the Purchase Price for the Shares shall be delivered by or on behalf of the Investor directly to the Company.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date).

2.1. Underwriting Agreement. The representations and warranties of the Company set forth in the Underwriting Agreement are true and correct on and as of the date hereof, with the same effect as if made to the Investor herein on the date hereof (except to the extent any such representations and warranties expressly relate to a particular date, in which case such representations and warranties are true and correct, with the same effect as if made to the Investor as of such particular date) (after giving effect to any materiality or other qualifiers contained therein).

2.2. Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares has been taken, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.3. Valid Issuance of Shares. The Shares that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and will be transferred to the Investor free of liens, encumbrances and restrictions on transfer, other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws and (b) any liens, encumbrances or restrictions on transfer that are created or imposed by the Investor. Subject in part to the truth and accuracy of the Investor’s representations set forth in Section 3, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

2.4. Non-Contravention. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the sale and issuance of the Shares contemplated by this Agreement, except for any filing of notices of the sale of the Shares pursuant to applicable state securities laws. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or constitute, with or without the passage of time and giving of notice, either (a) a default in any material respect of any such instrument, judgment, order, writ or decree or (b) an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, in each case, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect (as defined in the Underwriting Agreement).

2.5. Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor hereunder.

2.6. Brokers and Finders. Except for the Placement Agents, no person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

3. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):

3.1. Authorization. The Investor has full power and authority to enter into this Agreement, and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2. Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representations to the Company, which by the Investor’s execution of this Agreement the Investor hereby confirms, that the Shares acquired by the Investor hereunder will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such securities in compliance with applicable federal and state securities laws. By executing this Agreement, the Investor further represents that the Investor was not organized for the specific purpose of acquiring the Shares and does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person, with respect to any of the Shares.

3.3. No Solicitation. At no time was the Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.4. Disclosure of Information. The Investor has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased under this Agreement. The Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Investor or to which the Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2.

3.5. Investment Experience. The Investor understands that the purchase of the Shares involves substantial risk. The Investor: (a) has experience as an investor in securities of companies in the development stage and acknowledges that the Investor is able to fend for itself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that the Investor is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the Investor to be aware of the character, business acumen and financial circumstances of such persons. The Investor represents that its principal place of business is located at the address on Exhibit B.

3.6. Placement Agents. The Investor has not relied on the advice of, or any representations by, any of J.P. Morgan Securities LLC, Morgan Stanely & Co. LLC, TD Securities (USA) LLC, UBS Securities LLC and LifeSci Capital LLC (acting in their capacity as placement agents for the Financing, collectively, the “Placement Agents”), or any of their affiliates or any directors, officers, employees, advisors, agents and representatives (the “Representatives”) of the Placement Agents or their affiliates in making such decision. None of the Placement Agents nor any of their Representatives has any responsibility with respect to the completeness or accuracy of any information or materials furnished to the Investor in connection with the transactions contemplated hereby, and the Investor understands that the Placement Agents have acted solely as the agents of the Company in this placement of the Shares and the Investor has not relied on the business or legal advice of the Placement Agents, any of their affiliates, or the Placement Agents and their affiliates’ respective Representatives in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to the Investor in connection with the transactions contemplated hereby.

3.7. Accredited Investor. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and an “institutional account” within the meaning of Rule 4512(c) promulgated by the Financial Industry Regulatory Authority (FINRA).

3.8. Restricted Securities. The Investor understands that the Shares are characterized as “restricted securities” under the Securities Act in as much as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that the Investor is familiar with Rule 144 of the Securities Act (“Rule 144”), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.9. Restrictions on Transfer. The Investor agrees not to make any disposition of all or any portion of the Shares unless and until:

a. (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the Investor shall have furnished the Company, the transfer agent and legal counsel to the Company with a customary seller’s representation letter and broker’s representation letter confirming the resale of such Shares pursuant to Rule 144 or other exemption from registration under the Securities Act, together with any other documentation reasonably required by the transfer agent and/or the Depository Trust Company and, if applicable and requested by the Transfer Agent, a legal opinion of the Investor’s counsel that the sale of such shares did not require registration under the Securities Act, in a form and substance reasonably satisfactory to the Transfer Agent (the “Resale Deliverables”). It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

Notwithstanding the provisions of Section 3.9(a) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to an affiliate of such Investor, or by the Investor that is from (i) a partnership to its partners or retired partners in accordance with partnership interests, (ii) a corporation to its stockholders in accordance with their interest in the corporation, (iii) a limited liability company to its members or former members in accordance with their interest in the limited liability company or (iv) an investment or venture capital fund to an affiliated investment or venture capital fund; provided, that, in any such case that the transfer complies with applicable securities laws and the transferee will be subject to the terms of this Section 3.9 to the same extent as if such transferee were an original Investor hereunder.

3.10. Legends. It is understood that the certificates (if any) evidencing the Shares may bear one or all of the following legends (or substantially similar legends):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.”

3.11. No Brokers. The Investor has not incurred, and will not incur in connection with the purchase of the Shares any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

4. Conditions to the Investor’s Obligations at Closing. The obligations of the Investor at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, any of which may be waived by the Investor by written communication to the Company or its counsel.

4.1. Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for (a) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), (b) the representations and warranties set forth in Sections 2.2 and 2.3 and any representations and warranties regarding the organization of the Company, which shall be true and correct in all respects as of the Closing, and (c) for purposes of determining whether this condition has been satisfied, any qualifications as to materiality, Material Adverse Effect or similar qualifications contained in such representations and warranties shall be disregarded; provided that qualifications relating to Material Adverse Effect shall not be disregarded for purposes of determining whether a Material Adverse Effect has occurred.

4.2. Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

4.3. IPO. The Registration Statement shall have been declared effective by the SEC. The Company shall have consummated the IPO, and the Underwriters shall have purchased, concurrently with the purchase of the Shares by the Investor hereunder, the Initial Securities (as defined in the Underwriting Agreement) at the IPO Price (less any underwriting discounts or commissions).

4.4. Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

4.5. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than the filings required by applicable state “blue sky” securities laws, rules and regulations.

4.6. Officer’s Certificate. The Company shall have delivered to the Investor on and as of the Closing Date, a certificate of the chief financial officer or chief accounting officer of the Company, on behalf of the Company and not in their individual capacities, (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(f) of the Underwriting Agreement are true and correct, and (ii) to the effect set forth in Sections 4.1 and 4.4 above.

4.7. Legal Opinion. The Company shall have delivered to the Investor the opinion of Cooley LLP, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Investor and addressing such legal matters as the Investor and the Company reasonably agree.

4.8. Nasdaq. The Company shall have filed with Nasdaq an application for the listing of the Shares.

5. Conditions to the Company’s Obligations at Closing. The obligations of the Company to the Investor at the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, any of which may be waived by the Company by written, oral or telephone communication to the Investor or its counsel:

5.1. Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

5.2. Performance. The Investor shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3. Payment of the Purchase Price. The Investor shall have delivered the Purchase Price as specified in Section 1.1.

5.4. Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than any filings required by applicable state “blue sky” securities laws, rules and regulations.

5.5. IPO. The Registration Statement shall have been declared effective by the SEC. The Company shall have consummated the IPO, and the Underwriters shall have purchased, concurrently with the purchase of the Shares by the Investor hereunder, the Initial Securities at the IPO Price (less any underwriting discounts or commissions).

6. Registration.

6.1. If, following the one year anniversary of the date the Registration Statement is declared effective by the SEC, the Shares cannot be sold without restriction pursuant to Rule 144 promulgated under the Securities Act or the Investor reasonably determines, upon advice from counsel, that it may be unable to freely sell the Shares pursuant to Rule 144, then upon Investor’s written request, received by the Company within 30 days following such anniversary, the Company will use commercially reasonable efforts to register the Shares for resale under the Securities Act on a Registration Statement on Form S-3 (the “Resale Registration Statement”), filed within 30 days of such written request, and will use commercially reasonable efforts to have such Resale Registration Statement promptly declared effective by the SEC.

6.2. The Company will use commercially reasonable efforts to keep the Resale Registration Statement continuously effective under the Securities Act until the earlier of (i) the date all of the Shares covered by such Resale Registration Statement have been sold or can be sold publicly without restriction or limitation under Rule 144 or (ii) the date that is three years following the Closing.

6.3. The Investor shall furnish to the Company such information regarding the Investor, and the distribution proposed by the Investor, as the Company may reasonably request in writing and as shall be required in connection with the Resale Registration Statement.

6.4. The Company shall pay all fees and expenses incident to the performance of or compliance with this Section 6 by the Company.

7. Reliance by the Placement Agents. The parties agree and acknowledge that the Placement Agents may rely on, as an express third-party beneficiary, (a) the representations, warranties, agreements and covenants of the Company contained in this Agreement and (b) the representations and warranties of the Investor contained in this Agreement, in each case as if such representations, warranties, agreements and covenants, as applicable, were made directly to the Placement Agents, including, in each case, the representations and warranties contained in Section 8.

8. Exculpation of Placement Agents. Each party agrees, for the express benefit of the Placement Agents, their affiliates and their respective Representatives, that:

8.1. None of the Placement Agents, any of their affiliates or any of their respective Representatives (i) has any duties or obligations other than those specifically set forth herein or in the engagement letter by and among the Company and the Placement Agents, entered into on September 11, 2026 (as amended from time to time, the “Placement Agent Agreement”); or (ii) makes any representation or warranty, express or implied, pursuant to this Agreement or in connection with any of the transactions contemplated hereby and has not provided any advice or recommendation to the Investor in connection with the purchase or sale of the Shares. No Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to the Investor, or to any person claiming through the Investor, in respect of the transactions contemplated hereby.

8.2. None of the Placement Agents, any of their affiliates or any of their respective Representatives shall be responsible for, or have any duty to ascertain or inquire into, (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents, validity, accuracy, value or genuineness of any certificate, report or other document delivered by or on behalf of the Company, the Investor or any other party pursuant to this Agreement or in connection with any of the transactions contemplated hereby, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, or (v) the satisfaction of any condition set forth in Sections 4 and 5.

8.3. The Placement Agents, their affiliates and their respective Representatives shall be entitled to (i) rely on, and shall not incur any liability for acting reasonably upon, any certificate, instrument, opinion, notice, letter or any other document or security delivered to any of them by or on behalf of the Company and the Investor; and (iii) be indemnified by the Company for acting as Placement Agents hereunder pursuant to the indemnification, expense reimbursement and contribution provisions set forth in the Placement Agent Agreement.

8.4. Each of the Placement Agents is acting solely as placement agent to the Company in connection with the sale of the Shares and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a financial advisor or fiduciary for the Investor, the Company or any other person or entity in connection with the sale of Shares.

9. Miscellaneous.

9.1. Rule 144 Reporting. With a view to making available to the Investor the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees to use commercially reasonable efforts to:

a. Make and keep public information available, as those terms are understood and defined in Rule 144;

b. File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended; and

c. Furnish to the Investor promptly upon written request (i) a written statement by the Company as to its compliance with the public information requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing the Investor of any rule or regulation of the SEC permitting the sale of the Shares to the public without registration.

The obligations of the Company pursuant to this Section 9.1 shall terminate if the Company is no longer a publicly reporting company.

9.2. Survival of Representations and Warranties. The representations and warranties of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

9.3. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of New York (without reference to the conflicts of law provisions thereof). Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in New York, New York, for the resolution of any dispute arising out of or relating to this Agreement, and waives any objection to venue in, or that such courts constitute an inconvenient forum.

9.4. Counterparts; Facsimile Signatures. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.5. Headings; Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (c) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

9.6. Notices. Unless otherwise provided herein, any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent as follows:

a.	if to the Investor, at the Investor’s address set forth on Exhibit B; and

b.	if to the Company: ADARx Pharmaceuticals, Inc. 5871 Oberlin Drive, Suite 200 San Diego, California 92121

	Attention:	Ryan Fisk, Chief Financial Officer and Chief Business Officer
Jiang Bian, Head of Legal

Email: rfisk@adarx.com; jbian@adarx.com

With a copy to (which shall not constitute notice):

Cooley LLP 10265 Science Center Drive San Diego, California 92121 Attention: Charles J. Bair Email: cbair@cooley.com

9.7. No Finder’s Fees. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.

9.8. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived. Notwithstanding anything to the contrary herein, Sections 3.6, 7 and 8 may not be waived, modified, supplemented or amended without the written consent of the Placement Agents, which consent may be granted or withheld in the sole discretion of the Placement Agents.

9.9. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

9.10. Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

9.11. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement; provided, however, that the Underwriters shall be entitled to rely on the Investor’s representations and warranties in Section 3, for purposes of establishing any due diligence or similar defense related to any claim, action or proceeding to which any of them may become subject as a result of acting as Underwriters in the IPO.

9.12. Costs, Expenses. The Company and the Investor will each bear their own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the Financing.

9.13. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

9.14. Legend Removal. If the Investor has resold all or a portion of the Shares in a manner described under the caption “Plan of Distribution” in a then-effective and available registration statement or pursuant to Rule 144 or other available exemption from registration under the Securities Act, the Investor shall promptly (a) send a confirmation to the Company’s transfer agent setting forth the number of such Shares that have been so resold and the date of such resale (such confirmation, the “Transfer Agent Confirmation”) and (b) deliver to the Company, the transfer agent and legal counsel to the Company the Resale Deliverables. The Company and the Investor hereby acknowledge that, if and when the Investor has (i) resold Shares in a manner described under the caption “Plan of Distribution” in a then-effective and available registration statement or pursuant to Rule 144 or other available exemption from registration under the Securities Act and (ii) delivered the Resale Deliverables, the Company shall instruct the transfer agent to cause such shares to be credited to accounts designated by the Investor for the persons who purchased such Shares from the Investor. Upon the written request by the Investor to the Company if, at the time of such request, the Investor (i) is not, and has not been during the preceding 90 days, an affiliate of the Company and (ii) has held the portion of the Shares subject to such request for at least one year as determined in accordance with Rule 144, and at such time no other requirements would need to be satisfied in order for the Investor to sell the Shares under Rule 144, the Company shall, no later than two business days following the delivery by the Investor to the Company’s transfer agent of one or more legended certificates or book-entry statements representing such Shares issued to the Investor together with such other documentation from the Investor and its designated broker as the transfer agent or the Company deems necessary and appropriate, authorize the transfer agent to remove the Securities Act restrictive legend (and any stop transfer instructions placed against transfer of any such Shares) affixed to the portion of such Shares for which all conditions to the Investor’s ability to resell under Rule 144 have then been satisfied. At the time the Company authorizes the removal of the Securities Act restrictive legend (and any stop transfer instructions placed against transfer of any such Shares) pursuant to this Section 9.14, the Company shall also use its commercially reasonable efforts, at its sole expense, to cause its legal counsel to issue to the transfer agent a legal opinion or direction letter instructing the transfer agent that it is authorized to remove the Securities Act restrictive legend affixed to such Shares as contemplated by this Section 9.14. The Company shall be responsible for the fees of its transfer agent and any Depository Trust Company fees associated with such issuance.

9.15. Public Statements or Releases. Neither the Company nor the Investor shall make any public announcement, including any press release, with respect to the existence or terms of this Agreement or the transactions provided for herein or include the name of the other party in any public announcement, without the prior consent of the other party (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, nothing in this Section 9.15 shall prevent any party from making any public announcement or filing with the SEC that it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the applicable rules or regulations of any securities exchange or securities market, in which case such party shall allow the other party, to the extent reasonably practicable in the circumstances, reasonable time to comment on such public announcement in advance of its issuance. For clarity, following the issuance of a public announcement in accordance with this Section 9.15, either party may publicly reference information contained in such public announcement; provided, however, that such references shall be limited to information previously disclosed in such public announcement.

9.16. Termination. This Agreement shall automatically terminate upon the earliest to occur of (a) the written consent of the Company and the Investor, (b) either the Company, on the one hand, or the Underwriters, on the other hand, advising the other in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the IPO, (c) termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the sale of any of the Common Stock to the Underwriters, (d) termination of the Placement Agent Agreement, (e) the withdrawal by the Company of the Registration Statement, and (f) the Closing shall not have occurred on or before 11:59 pm (Eastern Time) on October 16, 2026. In the event of any termination of this Agreement pursuant to this Section 9.15, this Agreement shall be void and of no further force or effect, without liability of any party to any other party; provided that nothing in this Section 9.16 shall relieve any party from liability for its fraud or willful breach of this Agreement prior to such termination.

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IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY:

ADARX PHARMACEUTICALS, INC.

By:	/s/ Ryan Fisk
Name:	Ryan Fisk
Title:	Chief Financial Officer and Chief Business Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first written above.

INVESTOR:

ABBVIE INC.

By:	/s/ Samantah Geist
Name:	Samantha Geist
Title:	VP, Assistant Treasurer

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

Schedule of Investors

Investor	Target Percentage	Maximum Amount
AbbVie, Inc. 1 North Waukegan Road North Chicago, Illinois 60064 Attention: Executive Vice President, General Counsel and Secretary Email: perry.siatis@abbvie.com	4.90%	$100,000,000.00

With a copy to (which shall not constitute notice):

Fenwick & West LLP

401 Union St

5th Floor

Seattle, WA 98101

Attention: Ryan Mitteness, Partner

Email: rmitteness@fenwick.com